UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2005

FIRST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)
Missouri	000-22842	43-1654695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

142 East First Street, Mountain Grove, Missouri	65711
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (417) 926-5151
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

        First Bancshares Inc., the parent company for First Home Savings Bank ("Bank"), announced the establishment of a new branch in Rogersville, Missouri. The Bank received final approval from the State of Missouri and intends to construct a building at the intersection of U.S. Highway 60 and State Highway B. Management estimates that the branch will be open by the end of February 2006. The press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

        (c)         Exhibits

        99.1      Press Release of First Bancshares, Inc. dated March 29, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                FIRST BANCSHARES, INC.

Date: March 29, 2005                                             /s/Charles W. Schumacher
                                                                                Charles W. Schumacher
                                                                                Chairman, President and Chief Executive Officer
                                                                                (Principal Executive Officer)

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EXHIBIT 99.1

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FIRST BANCSHARES ANNOUNCES ESTABLISHMENT OF NEW BRANCH

Mountain Grove, Missouri - March 29, 2005 - First Bancshares Inc. (Nasdaq FBSI), the parent company for First Home Savings Bank ("Bank") is pleased to announce the establishment of a new branch in Rogersville, Missouri. The Bank has received final approval from the State of Missouri and intends to begin the construction of a full service branch office at the intersection of U.S. Highway 60 and State Highway B in Webster County. Rogersville, located just outside of Springfield, Missouri, is a rapidly growing community that, in conjunction with Springfield, provides the Bank with an excellent opportunity for growth. The new branch will be centrally located to the Bank's other ten established branches, which will provide customers with additional access to the Bank's services. Management anticipates that the branch will be open by the end of February 2006.

First Home Savings Bank conducts its business from its home office in Mountain Grove, Missouri and nine full service branch facilities in Marshfield, Ava, Gainesville, Sparta, Theodosia, Crane, Galena, Kissee Mills and Rockaway Beach, Missouri. At December 31, 2004, First Bancshares, Inc. had assets of $260.1 million, deposits of $201.5 million and stockholders equity of $28.6 million.

For further information, contact:

Charles W. Schumacher
   President and Chief Executive Officer
   (417) 926-5151

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